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                                                                    Exhibit 23.3


                     Consent of Person About to Become a Director


    Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Ralph W. Laster, Jr., hereby consent to be named as a person about to become a director of AmerUs Life Holdings, Inc. in the Registration Statement on Form S-4 of AmerUs Life Holdings, Inc.



                                                  /s/ Ralph W. Laster, Jr.
                                                  ------------------------------
                                                      Ralph W. Laster, Jr.



November 12, 1997